UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2004

NET2PHONE, INC.
(Exact name of registrant as specified in its charter)

000-26763
(Commission File Number)

Delaware	22-3559037
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

520 Broad Street Newark, New Jersey 07102
(Address of principal executive offices, with zip code)

(973) 438-3111
Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement

On December 16, 2004, the stockholders of Net2Phone, Inc (the “Company”), upon the recommendation of the Board of Directors, approved the amended and restated Net2Phone, Inc. 1999 Amended and Restated Stock Option and Incentive Plan (the “Plan”), including an amendment to increase the number of shares reserved for issuance thereunder by 2,000,000 shares to an aggregate of 20,940,000 shares. The Company’s stockholders and Board of Directors recognized that the shares remaining available for issuance pursuant to the Plan, approximately 1.6 million shares as of July 31, 2004, were insufficient to provide the Company with the necessary flexibility to attract and retain the services of directors, officers, employees and others upon whose judgment, interest and special effort the success of the Company’s business is largely dependent.

A summary of the material features of the Plan is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on November 19, 2004. The summary and the description contained herein are qualified in their entirety by reference to the full text of the amended and restated Plan filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 16, 2004, the Board of Directors of the Company voted to amend three sections of the Company’s Amended and Restated Bylaws. The amendments (1) provide stockholders with advance notice procedures for nominating directors and bringing other business at a meeting of stockholders, (2) eliminate references to AT&T Corporation and its affiliate, ITelTech, LLC, as these entities no longer beneficially own more than 15% of the voting power of the Company, and (3) modify the provision for filling Board of Director vacancies so that the term of a newly appointed director expires at the annual meeting of stockholders at which the term of the class to which the director has been elected expires. The last amendment is being made to conform the Bylaws to the similar provision in the Company’s Articles of Incorporation. The amendments are set forth below and are effective immediately.

Advance Notice Provisions

Sections 9 and 10, which have been added to Article II (Meetings of Stockholders) of the Bylaws, read as follows:

Section 9.	Advance Notice Provisions for Election of Directors. (a) Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote generally in the election of directors at the meeting and who shall have complied with the notice procedures set forth below in Section 9(b).

(b) In order for a stockholder to nominate a person for election to the Board of Directors of the Corporation at a meeting of stockholders, such stockholder shall have delivered timely notice of such stockholder’s intent to make such nomination in writing to the secretary of the Corporation. To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 90 nor more than 120 days prior to the date of the first anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. To be in proper form, a stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director at such meeting (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. For purposes of this section, “public disclosure” shall mean disclosure in a Current Report on Form 8-K (or any successor form) or in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service.

(c) No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this section. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this section, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. A stockholder seeking to nominate a person to serve as a director must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this section.

Section 10.	Advance Notice Provisions for Other Business to be Conducted at an Annual Meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 nor more than 120 days prior to the date of the first anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the 10thday following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. To be in proper form, a stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this section. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this section; if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For purposes of this section, “public disclosure” shall mean disclosure in a Current Report on Form 8-K (or any successor form) or in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service. Nothing in this section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Deletion of References to AT&T and its Affiliates

Sections 1 and 10(b) of Article III (Directors) of the Bylaws have been amended to read as follows (deletions shown with brackets and bold):

Section 1.	Number of Election of Directors. The Board of Directors shall consist of not less than five nor more than thirteen members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors; provided, however, that, as long as [ITelTech, LLC and] IDT Corporation beneficially own between 15% and 85% of the voting power of the Corporation, at least five members of the Board shall not be employees of or affiliated with the Corporation, IDT Corporation, [AT&T Corp. or ITelTech, LLC] or any of their affiliates. Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the next Annual Meeting, unless otherwise provided by the Certificate of Incorporation, and until his successor is duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

Section 10(b).	Notwithstanding the foregoing, any contract or transaction, including a license, between [AT&T Corp. or any other participant in ITelTech, LLC or any of their affiliates and the Corporation, or between] IDT Corporation or any of its affiliates and the Corporation, involving the potential payment to or from the Corporation of more than $500,000, or any business combination between the Corporation, on the one hand, and IDT Corporation, [AT&T Corp., any participant in ITelTech, LLC] or any of their affiliates, on the other hand, shall be subject to the approval of a majority of the disinterested directors of the Corporation; provided that the requirement for such approval shall cease to apply at such time as [ITelTech, LLC or] IDT Corporation[ as the case may be,] becomes the beneficial owner of more than 85% or less than 15% of the voting power of the Corporation; and provided further that the requirement of disinterested director approval shall not be required with respect to the granting of a license by the Corporation to [AT&T Corp. or] IDT Corporation which does not contain terms, conditions and pricing that are more favorable to the licensee than those contained in a license granted to any other person, which license has been approved or ratified by a majority of disinterested directors.

Amendment to Term of Directors Appointed to Fill Board Vacancies

Section 2 of Article III (Directors) of the Bylaws has been amended to read as follows (additions shown with underline and bold, deletions shown with brackets and bold):

Section 2.	Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors and any vacancies resulting from death or incapacity, resignation, retirement, disqualification or removal from office may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so elected shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires and until their successors are duly elected and qualified, or until their earlier death or incapacity, resignation, retirement, disqualification or removal from office. [chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.]

The Board of Directors directed that the Bylaws, as amended, be restated in their entirety. The full text of the amended and restated Bylaws is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Document

3.1	Amended and Restated Bylaws

10.1	Net2Phone, Inc. 1999 Amended and Restated Stock Option and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 16, 2004	NET2PHONE, INC.

/s/ Glenn J. Williams
By: Glenn J. Williams
Its: Executive Vice President of Business and Legal Affairs, General Counsel and Secretary